EX-99.1

Press Release
EMCORE Corporation Reports Preliminary Fiscal 2005 Fourth Quarter and Year-end Results and Schedules Earnings Conference Call
  Fourth quarter revenues increase 11% sequentially and 45% year over year to $37 million;
  Fiscal 2005 revenues increase 37% to $127.6 million;
  Company increases revenue guidance for first quarter to $39 million;
  Company to present at the AeA Classic Financial Conference November 8th and 9th in San Diego.

SOMERSET, New Jersey, November 7, 2005 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets, today announced its preliminary financial results for the fiscal 2005 fourth quarter and year ended September 30, 2005.

Revenues for the fourth quarter of fiscal 2005 were $37.0 million, an increase of 45% from the $25.5 million reported in the fourth quarter of fiscal 2004, and an increase of $3.8 million, or 11%, from the $33.2 million in the previous quarter. All three of the Company’s operating segments; Fiber Optics, Photovoltaics and Electronic Materials and Devices, posted revenue increases both sequentially and year over year. Revenues for Electronic materials and devices of $3.5 million represented an increase of 6% sequentially and 35% year over year. Photovoltaics revenues of $9.3 million represented an increase of 6% sequentially and 12% year over year. Fiber optic revenues of $24.2 million represented an increase of 15% sequentially and 66% year over year.

Gelcore, the Company’s joint-venture with General Electric Lighting returned to profitability during the quarter as the relocation of manufacturing operations to Mexico has been completed.

Backlog at September 30, 2005 was $40.3 million, an increase of $5.9 million, or 17% from the backlog of $34.4 at June 30, 2005. All three of the Company’s operating segments reported increased backlog.

Net loss per share, net of transition and closure costs associated with the Company’s City of Industry facility is expected to be approximately $(0.08). Net loss per basic and fully diluted share is expected to be in the range of $(0.10) - $(0.11) per share.

Cash, cash equivalents and marketable securities at September 30, 2005 totaled approximately $40.2 million, an increase of $3.6 million from June 30, 2005.

Management Discussion and Outlook

“Revenues of $37 million far exceeded our guidance of $34-$35 million and represented an increase of 11% sequentially and 45% when compared to last year. Bookings continue to increase and we are raising our revenue estimates for our first fiscal quarter of 2006 to $39 million. This quarter, we are pleased to report that our cash balance increased almost $4 million from positive changes in working capital components. We are optimistic as we enter fiscal 2006: we have a strong base of products that are in high demand from a tier one customer base; backlog continues to grow as illustrated by revenue gains in all three of our operating segments; and we have exciting opportunities to enter the terrestrial solar cell market with our world leading 35% efficient solar cell,” commented Reuben F. Richards, Jr., President and Chief Executive Officer.

Please note that these results are preliminary and, in connection with its year end audit, the Company may record accounting adjustments that effect GAAP net loss per share and adjusted net loss per share.

EMCORE management will present at the AeA Classic Financial Conference at the Manchester Grand Hyatt Hotel in San Diego on November 8th and 9th, 2005.

EMCORE will release full earnings at the close of business on November 16, 2005 and discuss the results further on a conference call to be held 9:00 a.m. eastern standard time on November 17, 2005. To participate in the call, U.S. callers should dial (toll free) 800-683-1525 and international callers should dial 973-935-2100. A replay of the call will be available beginning November 17, 2005 at 11:15 a.m. ET until November 24, 2005 at 11:59 p.m. ET. The replay call-in number for U.S. callers is 877-519-4471, for international callers it is 973-341-3080, and the access code is 6646855#. The call also will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets. EMCORE has three operating segments: Fiber Optics, Photovoltaics, and Electronic Materials and Devices. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders in the transport of voice, data, and video over copper, hybrid fiber/coax (HFC), fiber, satellite, and wireless networks. EMCORE's solutions include: optical components and subsystems for fiber-to-the-premise, cable television, and high speed data and telecommunications networks; solar cells, solar panels, and fiber optic ground station links for global satellite communications; and electronic materials for high bandwidth wireless communications systems, such as Wi-Fi Internet access and cell phones. Through its joint venture participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation High-Brightness LED technology for use in the general and specialty illumination markets. For further information about EMCORE, visit http://www.emcore.com.

Disclaimer

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Such forward-looking statements include but are not limited to statements relating to Emcore’s anticipated final financial results for the fourth quarter and year ended September 30, 2005, including net loss per share, and words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements also include, without limitation, (a) any statements or implications regarding EMCORE’s ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE’s financial performance, (ii) EMCORE’s continued leadership in technology and manufacturing in its markets, and (iii) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the first quarter of fiscal 2006. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) a change in accounting treatment for items that are still under review (b) EMCORE’s cost reduction efforts may not be successful in achieving their expected benefits, (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, and execution concerns; (c) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (d) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact

EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

or

TTC Group
Victor Allgeier
(212) 227-0997
info@ttcominc.com